Exhibit 10.1

AMENDMENT NO. 1 TO GRANT AGREEMENT

AND

AMENDMENT NO. 1 TO PERFORMANCE SHARE UNIT PLAN

This amendment dated as of May 1, 2017 (the “Amendment”) consists of (i) Amendment No. 1 to the Grant Agreement dated August 11, 2014 (the “Sign-On Grant Agreement”) by and between Ritchie Bros. Auctioneers Incorporated (the “Corporation”) and Ravichandra Saligram (the “Participant”) and (ii) Amendment No. 1 to the Ritchie Bros. Auctioneers Incorporated Performance Share Unit Plan that was approved and adopted by the Corporation in January 2013 (the “Plan”) solely as the Plan is applied to the Sign-On Grant Agreement.

The Corporation and Participant wish to amend the Sign-On Grant Agreement, and the Corporation wishes to amend the Plan and Participant consents to such amendments, to permit the Corporation to pay the Participant for vested PSUs either in cash or by issuing Common Shares.

Accordingly, subject to and effective only upon the approval of this Amendment by the shareholders of the Corporation on or before June 30, 2017, the parties agree as follows:

1.   Amendments to the Plan. The Plan is amended to add Appendix A to this Amendment as Appendix A to the Plan, which Appendix A will be incorporated in and form a part of the Plan.

2.   Amendments to the Sign-On Grant Agreement.

a.         Representations and Warranties. A new Section 10 is hereby added to the Sign-On Grant Agreement as follows:

“10.       (a) Participant acknowledges that neither the Performance Share Units nor any of the common shares of the Corporation (the “Common Shares”) that may be issued upon payment of the Performance Share Units have been or will be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or applicable state securities laws. Participant acknowledges that neither the Performance Share Units nor the Common Shares may be offered, sold, pledged or transferred, and agrees not to offer, sell, pledge or transfer any of such securities, unless exemptions from the registration requirements of the U.S. Securities Act and applicable state securities laws are available and have been demonstrated to the Corporation’s satisfaction.

(b) Participant acknowledges that the Corporation makes no representations or warranties with respect to the Plan, the Performance Share Units or the Common Shares.

(c) Participant has such knowledge, skill and experience in financial, investment and business matters as to be capable of evaluating the merits and risks of holding the Performance Share Units and any Common Shares that may be issued hereunder and accepts all risks associated with the holding of Performance Share Units and any such Common Shares, including without limitation a decline in the market price of the Common Shares.”

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b.         Legend. A new Section 11 is hereby added to the Sign-On Grant Agreement as follows:

“11.       All certificates representing Common Shares shall bear a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES ACT OF ANY STATE OF THE UNITED STATES. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS THEY ARE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED PURSUANT TO REGISTRATION OR AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AFTER PROVIDING A SATISFACTORY LEGAL OPINION OR OTHER EVIDENCE OF EXEMPTION SATISFACTORY TO THE CORPORATION.”

c.         Any references in the Sign-On Grant Agreement to any Article of the Plan or any of the sections within any Article of the Plan shall be interpreted as references to that Article or section as amended by Appendix A to the Plan.

3.   Remaining Provisions. All other provisions of the Plan and the Sign-On Grant Agreement remain in full force and effect, unmodified by this Amendment.

4.   Miscellaneous. Capitalized terms used herein without definitions have the meanings given to them in the Plan, except where the context requires otherwise. This Amendment may be signed and delivered in counterparts.

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IN WITNESS WHEREOF, the parties have signed this Amendment as of the date first set forth above.

RITCHIE BROS. AUCTIONEERS INCORPORATED, as the Corporation and as agent for the Employer

/s/ Darren Watt
By: Darren Watt
Title: SVP, General Counsel and Corporate Secretary

PARTICIPANT

/s/ Ravichandra Saligram
By: Ravichandra Saligram

APPENDIX A

ADDITIONAL TERMS APPLICABLE TO SIGN-ON GRANT AGREEMENT

The following terms and conditions are applicable solely to the awards granted to Ravichandra Saligram under that certain Grant Agreement dated August 11, 2014 by and between Corporation and Ravichandra Saligram, as amended (the “Sign-On Grant Agreement”). With respect to the awards under the Sign-On Grant Agreement, any references in the Plan to any Article of the Plan or any of the sections within any Article of the Plan shall be interpreted as references to that Article or section as amended by this Appendix A, and any references in the Plan to Section 6.1 shall be interpreted as references to Appendix A Section 2. The provisions of this Appendix A shall govern the awards under the Sign-On Grant Agreement notwithstanding any other provision of the Plan to the contrary.

1.   Definitions. In and for the purposes of this Appendix A, except as otherwise expressly provided:

“Employee Performance Share Unit Plan” means the Employee Performance Share Unit Plan of the Corporation adopted and approved by the Board on March 9, 2015, as the same may from time to time be amended.

“Insider” means an “insider” of the Corporation within the meaning of that term as found in the Securities Act (Ontario) who are “reporting insiders” (as defined in National Instrument 55-104 – Insider Reporting Requirements and Exemptions), and includes “associates” (which has the meaning as found in the Securities Act (Ontario)) and “affiliates” (which has the same meaning as “affiliated companies” as found in the Securities Act (Ontario) and also includes those issuers that are similarly related, whether or not any of the issuers are corporations, companies, partnerships, limited partnerships, trusts, income trusts or investment trusts or any other organized entity issuing securities) of the insider and “issued to Insiders” includes direct or indirect issuances.

“Securities Compensation Arrangement” means any stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of securities of the Corporation, including a share purchase from treasury that is financially assisted by the Corporation by way of a loan, guarantee or otherwise.

“Senior Executive Performance Share Unit Plan” means the Senior Executive Performance Share Unit Plan of the Corporation adopted and approved by the Board on March 9, 2015, as the same may from time to time be amended.

“Sign-On Grant Agreement” means the Grant Agreement dated August 11, 2014 by and between Corporation and Ravichandra Saligram, as amended.

“Stock Option Plan” means the amended and restated Stock Option Plan of the Corporation, as the same may from time to time be amended.

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2.	Payment Following Vesting – Sign-on Grant.

(a) In lieu of any payment under Section 6.1, solely with respect to the PSUs granted under the Sign-On Grant Agreement that had not yet vested as of June 30, 2017, including PSUs that vest pursuant to section 2(d) of Exhibit I of the Sign-On Grant Agreement after the original date for vesting of such PSUs, and PSUs referred to in Section 4.2 of the Plan in respect of such PSUs, and, if applicable, additional PSUs contemplated in Section 5.2 of the Plan in respect of such PSUs, and subject to Section 6.4 and Article 7 of the Plan, following vesting of any such PSU recorded in the Participant’s PSU Account (collectively, the “Sign-on PSUs”), the Corporation will pay the Participant a payment in an amount equal to the number of such Vested PSUs (the “Vested Sign-on PSUs”) multiplied by the Fair Market Value of one Common Share as at the date of vesting, payable or to be satisfied, as determined by the Committee:

(i)	by a lump sum payment in cash, net of all Applicable Tax Withholdings; or
(ii)	subject to the rules, policies or requirements of any stock exchange on which the Common Shares are listed or quoted, by the issuance from treasury to the Participant of Common Shares in accordance with Appendix A Section 3.

(b) Subject to Section 6.4 of the Plan, notwithstanding the foregoing, if at the date of vesting of any Sign-on PSUs, the Participant or the Corporation may be in possession of undisclosed material information regarding the Corporation, or on such date of vesting, pursuant to any insider or securities trading policy of the Corporation, the ability of the Participant or the Corporation to trade in securities of the Corporation may be restricted, the Committee may, in its discretion, determine that the payment to be paid to the Participant in respect of any Vested Sign-on PSUs shall be an amount equal to the number of Vested Sign-on PSUs multiplied by the Fair Market Value of one Common Share as at such date (the “Valuation Date”), following the date of vesting, which is after the later of (i) the date on which the Participant or the Corporation is no longer in possession of material undisclosed information and (ii) the date on which the ability of the Participant or the Corporation to trade in securities of the Corporation is not restricted, as may be determined by the Committee.

(c) The Committee may, at the time of any award or grant of Sign-on PSUs under the Plan, or at any time thereafter, determine, subject to the provisions of Appendix A Sections 2(a) and 3(a), and without prejudice to the discretion of the Committee pursuant to Appendix A Section 3(g), or otherwise in the Plan, whether payment of the amount referred to in Appendix A Section 2(a) is to be paid or satisfied (i) as contemplated in Appendix A Section 2(a)(i) or (ii) as contemplated in Appendix A Section 2(a)(ii) and may from time to time after any such determination, change such determination.

(d) For greater certainty, and without limiting any other provisions of the Plan, including Section 9.9, the Corporation shall be entitled to withhold, or cause to be withheld, and deduct, or cause to be deducted, from the amount payable pursuant to Appendix A Section 2(a) an amount that the Corporation estimates is equal to Applicable Tax Withholdings in respect of such payment, prior to the determination of the amount of such Applicable Tax Withholding, and pay or satisfy the balance of such payment to be applied in accordance with Appendix A Section 2 or Appendix A Section 3, as applicable.

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3.	Issuance of Common Shares – Sign-on Grant.

(a) Notwithstanding Appendix A Section 2(a), and the other provisions of this Appendix A Section 3, no Common Shares shall be issued pursuant to this Appendix A Section 3, unless the number of Common Shares to be issued will not result in the restrictions referred to in Appendix A Section 3(i), (l) or (m) being contravened.

(b) Subject to Appendix A Section 3(a) and notwithstanding Section 6.2 of the Plan, the payment referred to in Appendix A Section 2(a)(ii), net of Applicable Tax Withholdings, is to be paid or satisfied by the application of the amount referred to in Appendix A Section 2(a)(ii), net of Applicable Tax Withholdings (the “Net Payment Amount”) to the subscription by the Participant for, and issuance by the Corporation to the Participant of, Common Shares at an issue price per share equal to the Fair Market Value of one Common Share as at the date of vesting (or, if Appendix A Section 2(b) is applicable, the Fair Market Value of one Common Share as at the Valuation Date determined pursuant to Appendix A Section 2(b)). The number of Common Shares to be so issued shall be equal to the whole number of Common Shares that is determined by dividing the Net Payment Amount by the Fair Market Value of one Common Share as contemplated in this Appendix A Section 3(b). Where dividing the Net Payment Amount by such Fair Market Value would otherwise result in a fraction of a Common Share potentially being required to be issued, the number of Common Shares to be issued shall be rounded down to the next whole number of Common Shares. No fractional Common Shares shall be issued and any fractional share entitlement will be satisfied by a cash payment to the Participant in an amount equal to such fractional share entitlement multiplied by the Fair Market Value of one Common Share as contemplated in this Appendix A Section 3(b). Common Shares issued by the Corporation pursuant to this Appendix A Section 3 shall be considered fully paid in consideration of application of the Net Payment Amount, less any cash payment in respect of any fractional share entitlement as contemplated in this Appendix A Section 3(b), to the subscription by the Participant for Common Shares issued at an issue price equal to the Fair Market Value of one Common Share as contemplated in this Appendix A Section 3(b).

(c) Subject to the provisions of Appendix A Sections 3(a) and (b), Common Shares issued pursuant to this Appendix A Section 3 are to be issued in such manner, and to be held on such terms, as the Committee may from time to time determine or approve.

(d) Without limiting the generality of the foregoing, such manner, and terms, referred to in Appendix A Section 3(c) may (but need not) include providing for any requirements that may be applicable under any Applicable Laws, including any requirement that may restrict the transferability of any Common Shares issued pursuant to this Appendix A Section 3 and held by or on behalf of the Participant.

(e) Notwithstanding Appendix A Sections 3(c) and (d), unless the Committee otherwise determines, the Corporation will not be responsible for brokerage fees and other administration or transaction costs relating to the transfer, sale or other disposition of Common Shares held by or on behalf of the Participant that have been issued pursuant to Appendix A Section 3.

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(f) Unless the Committee otherwise determines, Common Shares issued pursuant to this Appendix A Section 3 shall be issued to the Participant (or, if applicable, the Participant’s Beneficiary) and one or more certificates representing the Common Shares so issued shall be delivered to the Participant (or, if applicable, the Participant’s Beneficiary), or, if the Participant (or, if applicable, the Participant’s Beneficiary) may so direct, to the investment dealer for the Participant (or, if applicable, the Participant’s Beneficiary) as the Participant (or, if applicable, the Participant’s Beneficiary) may direct, which is acceptable to the Corporation, acting reasonably.

(g) Notwithstanding Appendix A Section 2(a) and the foregoing provisions of this Appendix A Section 3, the Committee may, in its discretion, determine that a payment referred to in Appendix A Section 2(a)(ii) shall not be paid or satisfied by the issuance of Common Shares, pursuant to this Appendix A Section 3, including, without limitation, if the Committee is not satisfied that such issuance will be exempt from all registration or qualification requirements of any applicable securities laws of Canada (including the provinces thereof) or of the United States of America (including the states thereof) or any other foreign jurisdiction and applicable by-laws, rules or regulations of any stock exchange on which the Common Shares may be listed or posted for trading. If the Committee makes such a determination, notwithstanding Appendix A Section 2(a), the payment required pursuant to Appendix A Section 2(a)(ii) shall be payable by a lump sum payment in cash, net of all Applicable Tax Withholdings.

(h) Notwithstanding the other provisions of this Appendix A Section 3, in the event Common Shares issued pursuant to this Appendix A Section 3 are to be held by any trustee, administrator, administrative agent or other person on behalf of any Participant, the trustee, administrator, administrative agent or other person will receive and hold such Common Shares as nominee and agent on behalf of the Participant, and such Common Shares, and distributions which may be received in respect thereof, shall be the property of the Participant and be held by such person as nominee and agent on behalf of the Participant as the Participant’s property, and subject to the Participant’s direction.

(i) The aggregate maximum number of Common Shares that may be issued pursuant to the Plan, is 150,000 Common Shares, subject to the adjustment of such maximum number by the Committee in connection with an event described in Section 4.3(a) of the Plan.

(j) The Board will reserve for allotment from time to time out of the authorized but unissued Common Shares sufficient Common Shares to provide for issuance of all Common Shares which are issuable under this Appendix A Section 3 and may from time to time reserve for allotment out of the unissued Common Shares such number of Common Shares as the Committee may from time to time estimate or determine is the number of Common Shares that may be issued under this Appendix A Section 3.

(k) For greater certainty, nothing in the Plan shall be construed as to confer on the Participant any rights as a shareholder of the Corporation with respect to any Common Shares which may be reserved for issuance under this Appendix A Section 3. The Participant will only have rights as a shareholder of the Corporation with respect to Common Shares that are issued to the Participant pursuant to and in accordance with the provisions of this Appendix A Section 3.

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(l) The number of Common Shares issuable to Insiders, at any time, pursuant to (i) the Plan, or (ii) any other Securities Compensation Arrangement, including (A) the Employee Performance Share Unit Plan, (B) the Senior Executive Performance Share Unit Plan and (C) the Stock Option Plan, cannot exceed 10% of the issued and outstanding Common Shares.

(m) The number of Common Shares issuable to Insiders, within any one year period, under the Plan, and (ii) any other Securities Compensation Arrangement, including (A) the Employee Performance Share Unit Plan, (B) the Senior Executive Performance Share Unit Plan and (C) the Stock Option Plan, cannot exceed 10% of the issued and outstanding Common Shares.

(n) For greater certainty, no Common Shares may be issued or reserved for issuance under the Plan to any non-employee director of the Corporation.

4.	Death.

Notwithstanding Appendix A Section 2, and subject to Section 6.4 of the Plan, in respect of all Sign-on PSUs recorded in such Participant’s PSU Account as at the date of death that had vested as at the date of death, and all Sign-on PSUs recorded in the Participant’s PSU Account as at the date of death (and, if applicable, any PSUs referred to in Section 4.2 or Section 5.2 of the Plan credited to the Participant’s PSU Account after the date of death in relation to any Sign-on PSUs recorded in such Participant’s PSU Account as at the date of death) that vest after the date of death, the Participant will be entitled to receive a cash payment in an amount equal to the number of such Vested Sign-on PSUs multiplied by the Fair Market Value of one Common Share as at the date of vesting, subject to the provisions of Appendix A Section 2(b), payable by a lump sum payment in cash, net of all Applicable Tax Withholdings.

5.	Legal Compliance.

The issuance of Common Shares pursuant to the provisions of Appendix A Section 3 shall be subject to compliance with Applicable Laws. The issuance of any Common Shares pursuant to the provisions of the Plan shall be subject to the requirement that, if at any time the Committee, or legal counsel to the Corporation, determines that the registration, listing or qualification of Common Shares to be issued pursuant to the provisions of the Plan upon any securities exchange or under any Canadian or foreign federal, state, provincial, local or other law, or the consent or approval of any governmental regulatory body, or securities exchange, is necessary or desirable as a condition of, or in connection with, the award of any Sign-on PSUs, the issuance of any Common Shares pursuant to Appendix A Section 3, or any transfer of Common Shares which may be held by or on behalf of a Participant, the Committee may, by notice to the Participant, impose a requirement that no Common Shares may be issued pursuant to Appendix A Section 3, or that no Common Shares which may be issued pursuant to Appendix A Section 3 in connection with any Sign-on PSUs may be sold or transferred, unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. If Common Shares may not be issued pursuant to Appendix A Section 3 as provided in this Appendix A Section 5, then the payment required to be made pursuant to Appendix A Section 2 that is not satisfied by the issuance of Common Shares pursuant to Appendix A Section 3, shall be paid by a lump sum payment in cash, net of Applicable Tax Withholding. The Corporation may from time to time take such steps as the Committee may from time to time determine are necessary or desirable to restrict transferability of any Common Shares that may be issued pursuant to Appendix A Section 3, in order to ensure compliance with Applicable Laws, including the endorsement of a legend on any certificate representing Common Shares so acquired or issued to the effect that the transferability of such Common Shares is restricted. Nothing herein shall be deemed to require the Corporation to take any action, or refrain from taking any action or to apply for or to obtain any registration, listing, qualification, consent or approval in order to comply with any condition of any law or regulation applicable to the issuance of any Common Shares under Appendix A Section 3.

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6.	Compliance with Income Tax Requirements.

(a) The Participant shall be responsible for reporting and paying all income and other taxes applicable to or payable in respect of transactions involving Common Shares issued pursuant to Appendix A Section 3 and held by any trustee, administrator, broker or other person on the Participant’s behalf, or distributions in respect thereof, including, without limitation, any taxes payable on (i) any transfer of the Common Shares held by or on behalf of Participant, (ii) distributions paid on Common Shares held by or on behalf of Participant, and (iii) the sale or other disposition of Common Shares held by or on behalf of the Participant.

(b) Without limiting the generality of Section 9.9(f) of the Plan, if the Board or Committee or any executive officer of the Corporation so determines, the Corporation shall have the right to require that any certificate representing Common Shares to which a Participant is entitled upon issuance of Common Shares pursuant to Appendix A Section 3 be delivered to the Corporation as security for the payment of any obligation contemplated in section 9.9 of the Plan.

7.	Amendment, Suspension, Termination

(a)	Amendments to the Plan that affect the issuance or potential issuance of Common Shares from treasury, including, without limitation, amendments to Appendix A Section 3, must be approved by at least a majority of the Board.

(b)	Notwithstanding Section 9.11(d) of the Plan:

(i)	in the event that any Common Shares have been issued pursuant to Appendix A Section 3 and are held by or on behalf of a Participant and are subject to any terms or conditions determined or approved by the Committee pursuant to Appendix A Section 3, such terms or conditions shall survive termination of the Plan and continue in force and effect notwithstanding such termination; and

(ii)	the full powers of the Board and of the Committee as provided for in the Plan will survive the termination of the Plan until any Common Shares issued pursuant to Appendix A Section 3 that are held by or on behalf of a Participant which are subject to any terms or conditions determined or approved pursuant to Appendix A Section 3 are no longer subject to such terms or conditions.

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(c) Notwithstanding the foregoing, any amendment of the Plan to:

(i)	reduce the issue or purchase price for Common Shares issuable under the Plan;

(ii)	extend the term of any Sign-on PSUs held under the Plan where such Sign-on PSUs entitle or potentially entitle the holder to be issued Common Shares from treasury under the Plan;

(iii)	amend or remove the limits set out in Appendix A Sections 3(l) or (m);

(iv)	increase the maximum number of Common Shares issuable as set out in Appendix A Section 3(i) or (l);

(v)	permit non-employee directors to participate in the Plan and be entitled or potentially entitled to be issued Common Shares from treasury under the Plan;

(vi)	permit assignment or transfer of rights or interests under the Plan to be entitled or potentially entitled to be issued Common Shares from treasury under the Plan (subject to the right of a Participant to designate one or more Beneficiaries entitled to receive benefits under the Plan following the death of the Participant);

(vii)	amend this Appendix A Section 7(c); or

(viii)	amend other matters that require shareholder approval under the rules or policies of any stock exchange on which the Common Shares may be listed or posted for trading;

may not be made without approval of shareholders of the Corporation.

8.	Other

All payments with respect to Sign-on PSUs that are governed by the Sign-On Grant Agreement are intended to be exempt from Section 409A as short term deferrals pursuant to Treasury Reg. Section 1.409A-1(b)(4). The Plan and the Sign-On Grant Agreement will be construed and administered accordingly. Consistent with the terms of the Plan, all payments with respect to Sign-on PSUs awarded under the Sign-On Grant Agreement will be made no later than the 15th day of the third month after the taxation year of the Corporation in which such Sign-on PSUs no longer are subject to a substantial risk of forfeiture.

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